Exhibit 10.1(a)

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

by and between

GRITSTONE ONCOLOGY, INC.

on the one hand,

and

ARBUTUS BIOPHARMA CORPORATION

and

PROTIVA BIOTHERAPEUTICS INC.,

on the other hand

Dated as of October 16, 2017

i

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TABLE OF CONTENTS

(continued)

ii

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TABLE OF CONTENTS

(continued)

iii

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) is entered into as of October 16, 2017 (the “Effective Date”), by and between (a) Gritstone Oncology, Inc., a Delaware corporation having a place of business at 5858 Horton Street, Suite 210, Emeryville, California 94608, U.S.A. (“Gritstone”), on the one hand, and (b) Protiva Biotherapeutics Inc., a British Columbia corporation with a principal place of business at 100-8900 Glenlyon Parkway, Burnaby, B.C., Canada V5J 5J8 (“Protiva”), and Arbutus Biopharma Corporation, a British Columbia corporation with a principal place of business at 100-8900 Glenlyon Parkway, Burnaby, B.C., Canada V5J 5J8 (“ABUS” and together with Protiva, “Arbutus”), on the other hand. Capitalized terms when used in this Agreement have the meanings set forth in Article I.

WHEREAS, Arbutus and its Affiliates possess, develop and improve from time to time Licensed Intellectual Property;

WHEREAS, Gritstone wishes to apply the Licensed Intellectual Property to therapies consisting of LNP formulations for intracellular delivery of RNA that encodes TSNA; and

WHEREAS, Arbutus desires to grant Gritstone licenses to Licensed Intellectual Property to Research, Develop, Manufacture and Commercialize the Product(s) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Gritstone and Arbutus enter into this Agreement effective as of the Effective Date:

ARTICLE I - DEFINITIONS

1.1    General. When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this Article I.

“ABUS” has the meaning set forth in the introductory paragraph.

“Acuitas Agreement” means that certain Cross-License Agreement by and among ABUS, Protiva and Acuitas Therapeutics, Inc. (“Acuitas”) dated November 12, 2012.

“Affiliate” means, with respect to a Person, any corporation, company, partnership, joint venture or firm that controls, is controlled by, or is under common control with such Person. For purposes of the foregoing sentence, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Agreement” has the meaning set forth in the introductory paragraph.

“Alliance Manager” has the meaning set forth in Section 3.1(f).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Applicable Laws” means all applicable laws, statutes, rules, regulations, guidelines, guidances, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including any Governmental Authority), any tribunal or arbitrator of competent jurisdiction, and any trade organization whose regulations have the force of law.

“Arbutus” has the meaning set forth in the introductory paragraph.

“Arbutus Background IP” means any and all Intellectual Property, including the LNP Technology and Arbutus Patents, Controlled by Arbutus or its Affiliates as of the Effective Date or created by Arbutus or its Affiliates after the Effective Date outside of the performance of the Research Plan, in each case that relates to any aspect of LNPs, but specifically excluding the Excluded Arbutus Patents.

“Arbutus Change of Control Event” means an event whereby Arbutus consummates a Change of Control with [***].

“Arbutus Improvement IP” has the meaning set forth in Section 6.1(a)(iii).

“Arbutus Indemnitees” has the meaning set forth in Section 8.2.

“Arbutus LNP” means an LNP, the composition and/or method of making or use of which is covered by the Licensed Intellectual Property.

“Arbutus Patents” means, other than the Excluded Arbutus Patents, any and all Patents Controlled by Arbutus or any of its Affiliates at any time during the Term that include one or more claims that Cover (i) LNPs, including LNP Technology, (ii) Arbutus Background IP, and/or (iii) Arbutus Improvement IP, including the Patents listed in Exhibit A. For clarity, Arbutus Patents shall not include any Product Patents.

“Arbutus Sole IP” has the meaning set forth in Section 6.1(d)(ii).

“Boost” means a vaccine administered subsequent to administration of Prime vaccine.

“Business Day” means any day that is not a Saturday, a Sunday, or other day which is a statutory holiday in the Province of British Columbia, Canada or a state or federal holiday in the State of New York.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31.

“Change of Control” means the occurrence of any of the following: (a) a Party consummates a merger, consolidation, stock sale or other similar transaction or series of transactions with another Person pursuant to which: (i) the individuals and entities that were the beneficial owners of the outstanding voting securities of such Party immediately prior to such transaction beneficially own, directly or indirectly, less than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or similar governing persons of the corporation or other entity resulting from such transaction (“Successor”) in substantially the same proportions as their ownership immediately prior to such transaction of such outstanding voting securities, or (ii) less than fifty percent (50%) of the members of the Board of Directors or similar governing body of the Successor were members of the Board of Directors of such Party at the time of the execution of the initial agreement; provided, however, that a stock sale to underwriters of a public offering of such Party’s capital stock shall not constitute a Change of Control; or (b) a Party enters into a sale or transfer of all or substantially all of its assets relating to this Agreement.

“CMC” means Chemistry, Manufacturing, and Controls, or Pharmaceutical Quality/CMC, as such terms are defined by the regulations of the applicable Regulatory Authority, including as required for Module 3 per International Conference on Harmonisation M4Q.

“CMO” means a Third Party contract manufacturing organization.

“Code” has the meaning set forth in Section 2.4.

“Commercialize” or “Commercialization” means, excluding Manufacturing, any and all activities directed to marketing, promoting, distributing, importing, having imported, exporting, having exported, selling and having sold products and services, including, subject to the terms of this Agreement, having Third Parties conduct such activities on behalf of the Person receiving the rights to Commercialize.

“Commercial Milestone” has the meaning set forth in Section 4.3(a).

“Commercial Milestone Payment” has the meaning set forth in Section 4.3(a).

“Commercially Reasonable Efforts” means the efforts and resources that would reasonably be used (including the promptness with which such efforts and resources would be applied) by a similarly sized company within the biopharmaceutical industry for the pharmaceutical or clinical development, manufacture or commercialization of a pharmaceutical product of similar market and profit potential and at a similar stage in development or product life as compared to a Product or for the other activities to which this term applies, taking into account its present and future

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market and commercial potential (including competitive market conditions, patent coverage, regulatory exclusivity, the size of the particular market in the applicable country for the relevant indication, and the probability of profitability of the relevant product or service in light of existing and anticipated competitive products and services, as well as pricing and reimbursement issues) and all other relevant factors, including commercial, technical, legal, scientific, regulatory, or medical factors, including such Product’s efficacy, safety, existing and anticipated approved labeling, and post-approval requirements, in each case in the applicable country.

“Confidential Information” means all confidential information and confidential materials, patentable or otherwise, of a Party disclosed by or on behalf of such Party to the other Party before, on or after the Effective Date in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement, including chemical composition of a formulation in LNPs, chemical substances, equipment, data, reports, Know-How, sources of supply, patent positioning, business plans, and also the proprietary and confidential information of Third Parties in possession of such Party under an obligation of confidentiality, whether or not related to making, using or selling a Product.

“Control,” “Controls” or “Controlled by” means, with respect to intellectual property, the possession of (whether by ownership or license, other than pursuant to this Agreement), that provides ~~a~~ Party, as applicable, with the ability to grant access to, or a license or sublicense of, such intellectual property.

“Cover,” “Covers” or “Covered by” means, with respect to a Product, that the making, using, selling, offering for sale or importing of a Product or practice of a method with respect to the Manufacture or use of such a Product would, but for the licenses granted under this Agreement, infringe a Valid Claim of a Patent in the country in which such activity occurs.

“Develop,” “Developing” or “Development” means, excluding Manufacturing, any and all activities and studies required to develop products and services for Marketing Authorization Approval or for Commercialization, including, subject to the terms of this Agreement, having Third Parties conduct such activities and studies on behalf of the Person receiving the rights to Develop.

“Development Milestone” has the meaning set forth in Section 4.2(a).

“Development Milestone Payment” has the meaning set forth in Section 4.2(a).

“Disclosing Party” means the Party that discloses its Confidential Information.

“Effective Date” has the meaning set forth in the introductory paragraph.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“EMA” means the European Medicines Agency, a body of the European Union, or any successor agency(ies) thereof performing similar functions.

“EU” means any country that is a member of the European Union as of the Effective Date.

“Excluded Arbutus Patents” means those Patents that are the subject of the UBC Agreement as of the Effective Date, as set forth on Exhibit C, and any Patents that claim the benefit of priority to an application that issued as any such Patent.

“Executive Officer” means (a) in the case of Gritstone, any senior executive officer of Gritstone or any of its Affiliates who is not a member of the JSC; and (b) in the case of Arbutus, any senior executive officer of Arbutus or any of its Affiliates who is not a member of the JSC.

“FDA” means the Food and Drug Administration of the United States Department of Health and Human Services, or any successor agency(ies) thereof performing similar functions.

“Field” means human therapeutic applications, including treatment, prevention, palliation, and amelioration of human diseases and conditions.

“First Commercial Sale” means, on a country-by-country basis, the first bona fide sale of a Product to a non-Sublicensee Third Party in an arm’s length transaction after Marketing Authorization Approval of such Product in such country for use of such Product in such country. Sales of a Product for registration samples, compassionate use sales, named patient use, inter-company transfers to Affiliates of a Party and the like shall not constitute a “First Commercial Sale”.

“FTE” means full time employee or consultant.

“FTE Rate” means the fully burdened rate established by the Parties for the services of an employee or consultant, which, for the first year of this Agreement, is [***] Dollars ($[***]) based on [***] hours per year, or pro-rata portion thereof, subject to an annual increase by a percentage equal to the percentage increase in the Consumer Price Index for the US City Average (all times) for the twelve (12) month period ending with December of the calendar year immediately preceding the anniversary date of the Effective Date.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time, consistently applied.

“Good Laboratory Practices” or “GLP” means the regulations set forth in 21 C.F.R. Part 58 and the requirements expressed or implied thereunder imposed by the FDA and (as applicable) any comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonisation.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Good Manufacturing Practices” or “GMP” means the regulations set forth in 21 C.F.R. Parts 210–211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA, and any comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the International Conference on Harmonisation.

“Governmental Authority” means any United States or supra-national, foreign, federal, state, local, provincial, or municipal government, governmental, regulatory or administrative authority, agency, body, branch, bureau, instrumentality or commission or any court, tribunal, or judicial or arbitral body having relevant jurisdiction over a subject matter, including any Regulatory Authority.

“Gritstone” has the meaning set forth in the introductory paragraph.

“Gritstone Background IP” means any and all Intellectual Property Controlled by Gritstone or its Affiliates as of the Effective Date or created by Gritstone or its Affiliates after the Effective Date outside of the performance of the Research Plan, in each case that relates to [***].

“Gritstone Indemnitees” has the meaning set forth in Section 8.1.

“Gritstone IP” has the meaning set forth in Section 6.1(c).

“Gritstone Sole IP” has the meaning set forth in Section 6.1(d)(iii).

“Heterologous System” means a heterologous Prime-Boost treatment regimen in which [***].

“Homologous System” means a homologous Prime-Boost treatment regimen in which [***].

“IND” or “Investigational New Drug Application” shall mean an investigational new drug application required by the FDA and submitted by Gritstone in order to conduct an initial Phase I Study for the experimental form of a Product, and any equivalent application required by any governmental authority anywhere in the world in order to conduct an initial Phase I Study for such Product. For clarity, for purposes of this Agreement, a single IND encompasses both: (a) multiple IND numbers issued by the governmental authority when the subsequent IND numbers are issued for administrative convenience or other administrative purposes, and (b) all applications in jurisdictions outside the United States that involve substantially the same indications, protocols, and other information as submitted in the IND submitted to the FDA.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

“Infringement Action” has the meaning set forth in Section 6.3(a).

“Initiation of dosing of First Phase III Study” means the first dosing of a patient in the first Phase III Study conducted by Gritstone, its Affiliate or Sublicensee.

“Initiation of dosing of Second Phase I Study” means the first dosing of a subject in the second Phase I Study conducted by Gritstone, its Affiliate or Sublicensee.

“Initiation of dosing of Second Phase III Study” means the first dosing of a subject in the second Phase III Study conducted by Gritstone, its Affiliate or Sublicensee.

“Initiation of dosing of Third Phase I Study” means the first dosing of a subject in the third Phase I Study conducted by Gritstone, its Affiliate or Sublicensee.

“Initiation of dosing of Third Phase III Study” means the first dosing of a subject in the third Phase III Study conducted by Gritstone, its Affiliate or Sublicensee.

“Insolvent Party” has the meaning set forth in Section 9.6.

“Intellectual Property” means Patents, Know-How, trade names, trademarks, copyright, trade dress, industrial and other designs, trade secrets, and all other forms of intellectual property, all whether or not registered, or capable of registration.

“Joint IP” has the meaning set forth in Section 6.1(d)(iv).

“Joint Patents” means Patents that cover Joint IP.

“JSC” has the meaning set forth in Section 3.1(a).

“Know-How” means biological materials and other tangible materials, information, data, inventions, practices, methods, methodologies, protocols, formulas, formulations, oligonucleotide sequences, knowledge, trade secrets, processes, assays, skills, techniques and results of experimentation and testing, patentable or otherwise.

“Licensed Intellectual Property” means any and all Intellectual Property that is [***] for the Research, Development, Manufacture or Commercialization of the Products for use in the Field in the Territory, including any Arbutus Background IP, Arbutus Improvement IP, Arbutus’ interest in Joint IP, Arbutus Patents, LNP Technology, and Know-How Controlled by Arbutus or its Affiliates as of the Effective Date or during the Term that is directed to any aspect of LNPs. Notwithstanding anything to the contrary in the foregoing, Licensed Intellectual Property excludes the Excluded Arbutus Patents.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“LNP(s)” means lipid nanoparticles (excluding encapsulated drug, such as Payload(s)), components of lipid nanoparticles, and methods of manufacturing lipid nanoparticles, including (i) the [***], (ii) the [***] or (iii) [***]. For clarity, “LNP” does not include Payload(s).

“LNP Competitor” means (a) any company listed on Exhibit D and any of their respective Affiliates as of the Effective Date; and (b) in the event of a Change of Control of any company listed on Exhibit D, the Successor to such company resulting from such Change of Control, provided that [***].

“LNP Technology” means the Intellectual Property directed to (a) the composition of matter of LNPs, (b) the method of use of LNPs, (c) the method of manufacturing LNPs, and/or (d) the physical characteristics of LNPs, including [***], in each case, Controlled by Arbutus or any of its Affiliates at any time during the Term.

“Losses” has the meaning set forth in Section 8.1.

“Manufacture” or “Manufacturing” means, with respect to a Product or its components (including LNPs), all activities associated with the production, manufacture and processing of such Product, and the filling, finishing, packaging, labeling, shipping, and storage of such product, including formulation process scale-up for GLP toxicology and clinical study use, aseptic fill and finish, stability testing, analytical development, quality assurance and quality control, and the production of the bulk finished dosage form of such Product in compliance with GMP. For clarity, Manufacture includes the manufacture of LNPs, for the sole purpose of the formulation of and manufacture of Products.

“Manufacturing Know-How” means (a) all Know-How used by Arbutus and its Affiliates (or their contractors) [***] to Manufacture the Product (including manufacturing, process engineering, SOPs, documents relating to the production process, data, information and results (e.g., batch records, deviation reports, in process tracking and trending data, analytical testing, development and validation reports, vendor audits, etc.) relating to the production process); and (b) any other Know-How that is [***] to Manufacture the Product in compliance with GMP requirements, including the identity, amounts and assurance quality of ingredients, the manufacturing processes and controls, specifications, technology, inventions, assays, quality control and testing procedures, and batch records.

“Manufacturing Facility” has the meaning set forth in Section 3.4(a).

“Marketing Authorization Approval” means, with respect to any country or region, any registration, license, approval or authorization from any Regulatory Authority required for the Development, Manufacture or Commercialization of a Product in a regulatory jurisdiction in such country or region, including any pricing or reimbursement approval required by Applicable Laws to obtain such registration, license, approval or authorization.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Necessary Third Party IP” means with respect to any country in the Territory, on a country-by-country basis, any issued Patent in such country owned or controlled by a Third Party that (a) Covers Products, (b) is related to LNP delivery, and (c) is necessary to Develop and/or Commercialize Products. For clarity, “Necessary Third Party IP” excludes any issued Patent owned or controlled by a Third Party that Covers only Payload IP.

“Net Sales” means the gross amount [***] by Gritstone, its Affiliates or Sublicensees on sales or other dispositions in the Territory of a Product during a Royalty Payment Term to Third Parties that are not Affiliates or Sublicensees of Gritstone, less:

(a)    normal and customary cash, trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed, including any actually granted to trade customers, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state, or local government, and any other adjustments, including those granted on account of price adjustments and billing errors, and including any retroactive price reductions that are actually allowed or granted;

(b)    amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by Gritstone or its Affiliates in good faith, and uncollectible amounts on previously sold Products;

(c)    rebates and similar payments made with respect to sales paid for by managed care organizations, hospitals, other buying groups or any governmental or regulatory authority including federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country and refunds made in connection with revenue or cost caps agreed with such organizations or entities;

(d)    excise taxes, customs duties, customs levies and import fees and other taxes imposed on the sale, importation, use or distribution of the Products;

(e)    administrative fees paid to group purchasing organizations, managed care entities or other similar types of organizations or networks participating in the distribution or sales of the Product;

(f)    amounts paid or credited to customers for inventory management services;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)    that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that is reasonably allocated to the sale of Products;

(h)    any other similar and customary deductions that are consistent with GAAP or in the case of non-United States sales, other applicable accounting standards; and

(i)    payments made for separately itemized insurance and transportation costs incurred in shipping Product, including packaging, freight, postage, shipping, transportation, warehousing, handling and insurance charges, in each case actually allowed or paid for the delivery of Product, and any customary payments with respect to Product actually made to wholesalers or other distributors, in each case actually allowed or paid for distribution and delivery of Product, to the extent billed or recognized.

Net Sales shall be determined from books and records maintained in accordance with GAAP, consistently applied. Nothing herein shall prevent Gritstone or any of its Affiliates or Sublicensees from selling, distributing or invoicing any Product at a discounted price to Third Parties in connection with clinical studies, compassionate or named patient sales, or an indigent program or similar bona fide arrangements in which such party agrees to forego a normal profit margin for good faith business reasons. To the extent that Gritstone or its Affiliates or Sublicensees receives any consideration other than monies for the sale of Products, Net Sales shall include the fair market value of such consideration. For the avoidance of doubt, the supply of Products free of charge shall not be included in Net Sales, and transfer of a Product between Gritstone and any of its Affiliates or Sublicensees for resale shall be excluded from the computation of Net Sales, but the subsequent resale of such Product to a Third Party shall be included within the computation of Net Sales.

If a Product is formulated, packaged or sold with one or more other active ingredients or products for a single price (a “Combination Product”), the Net Sales of the Product shall be calculated for each applicable Calendar Quarter by multiplying the Net Sales (as determined without reference to this paragraph) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in the applicable country of the Product(s) when sold separately in finished form, and B is the average gross selling price in the applicable country of the other active ingredient(s) or product(s) included in the Combination Product when sold separately in finished form, in each case for the most recent period in which sales of both occurred. If the Product(s) is/are sold as part of a Combination Product and is/are sold separately in finished form, but the other product(s) included in the Combination Product are not sold separately in finished form, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction A/C, where: A is the average gross selling price in the applicable country of the Product(s) contained in such Combination Product when sold separately, and C is the average gross selling price in the applicable country of the Combination Product. If the Product(s)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

is/are sold as part of a Combination Product and is/are not sold separately in finished form, but the other product(s) included in the Combination Product are sold separately in finished form, the Net Sales of the Product shall be determined by multiplying the Net Sales of the Combination Product by the fraction C-B/C, where: B is the average sale price of the other product(s) included in such Combination Product when sold separately, and C is the average sale price of the Combination Product. If, on a country-by-country basis, the Product component is not sold separately in that country, Net Sales for the Combination Product shall be calculated by multiplying actual Net Sales of the Combination Product by the fraction D/(D+E), where D is the fair market value of the portion of the Combination Product that contains the Product and E is the fair market value of the portion of the Combination Product containing the other active ingredient(s) included in such Combination Product, as such fair market values are determined by mutual agreement of the Parties through the JSC.

The foregoing analysis shall be conducted on a country-by-country basis as reasonably required to determine relative fair market values of the relevant Combination Product components.

“Party” means ABUS, Protiva or Gritstone, and “Parties” means ABUS, Protiva and Gritstone.

“Patent” means any patent (including any reissue, extension, substitution, confirmation, re-registrations, re-examination, revival, supplementary protection certificate, patents of addition, continuation, continuation-in-part, or divisional) or patent application (including any provisional application, non-provisional patent application, continuation, continuation-in-part, divisional, PCT international applications or national phase applications), in each case whether in the U.S. or any foreign country.

“Payload(s)” means the material, other than the LNP(s), contained in the Product, which material includes srRNA that encodes [***] TSNA.

“Payload IP” means Intellectual Property directed solely to Payload(s).

“Payload Material” has the meaning set forth in Section 3.3(f).

“Permitted Contractor” means a Third Party (e.g., a contractor or consultant) that performs the activities for which Gritstone is responsible under this Agreement under a bona fide contract services arrangement; provided, however, that [***].

“Person” means an individual, corporation, limited liability company, syndicate, association, trust, partnership, joint venture, unincorporated organization, government agency or any agency, instrumentality or political subdivision thereof, or other entity.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Phase I Study” means human clinical studies of a Product conducted under the same or substantially similar protocol or IND, as each may be amended or supplemented, in any country, the primary purpose of which is the determination of first in human safety and, if possible, to gain early evidence on effectiveness, as described in U.S. 21 C.F.R. 312.21(a).

“Phase III Study” means pivotal human clinical studies of a Product in any country (i) conducted under the same or substantially similar protocol or IND, as each may be amended or supplemented, in any country that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c) and is intended to evaluate the benefit-risk relationship of such Product is a defined patient population that provides an adequate basis of data to support a Marketing Authorization Approval or (ii) a clinical trial that Gritstone or its Affiliate refers to publicly in a press release issued, or a filing with the Securities and Exchange Commission by Gritstone or its Affiliate, as a “Phase III Study”.

“Prime” means the initial vaccine that precedes the Boost vaccine.

“Proceeds” has the meaning set forth in Section 6.3(d).

“Product” means a product containing [***] RNA that encodes [***] TSNA and that is formulated in an Arbutus LNP [***]; provided that such RNA is part of a Self-Replicating RNA System is not a non-replicating messenger RNA (“mRNA”).

“Product IP” means (a) all Product Patents and (b) all Know-How and trade secrets specific to a Payload.

“Product Patents” means all Patents wherein all claims include a limitation to a Payload.

“Protiva” has the meaning set forth in the introductory paragraph.

“Receiving Party” means the Party that receives Confidential Information of the other Party.

“Record Retention Period” has the meaning set forth in Section 4.6(b).

“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity anywhere in the world with authority over the Development, Manufacture or Commercialization of a Product under this Agreement. The term “Regulatory Authority” includes the FDA, the EMA, the European Commission and relevant national competent authorities in the EU member states.

“Research” or “Researching” means identifying, evaluating, validating and optimizing products prior to pre-IND GLP toxicology studies.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Research Plan” has the meaning set forth in Section 3.2.

“RNA” means ribonucleic acid, and includes, for clarity, mRNA.

“Royalty” has the meaning set forth in Section 4.4.

“Royalty Payment Term” means, on a Product-by-Product and a country-by-country basis, the term beginning on the First Commercial Sale of the applicable Product in such country and ending on the date of the last to expire Valid Claim that exists in such country that would be infringed by the making, using, offering for sale or selling of such Product in such country absent the license grant in this Agreement.

“Self-Replicating RNA System” or “srRNA” means an RNA system encoding [***].

“Solvent Party” has the meaning set forth in Section 9.6.

“Sublicensee” means a Third Party to whom Gritstone has granted a sublicense under Section 2.2.

“Term” means the term described in Section 9.1.

“Territory” means worldwide.

“Third Party” means any Person other than Arbutus, Gritstone or any of their respective Affiliates.

“Third Party Claim” has the meaning set forth in Section 8.3.

“Tumor-Specific Neoantigen(s)” or “TSNA” means peptide sequence(s) arising from gene mutations occuring specifically in tumor cells that are presented, or predicted to be presented, to the immune system on the surface of tumor cells in association with human leukocyte antigens (HLA).

“UBC Agreement” means that certain License Agreement by and between Arbutus (or its direct or indirect predecessor) and the University of British Columbia dated July 1, 1998, as amended July 11, 2006 and January 8, 2007.

“Valid Claim” means a claim of an issued and unexpired Arbutus Patent or Joint Patent, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2    Interpretation.

(a)    Words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section, paragraph or clause in which such words appear, unless the context otherwise requires. Enumerative references to sections, paragraphs or clauses, or exhibits, without reference to an explicit agreement, document or exhibit, refer to this Agreement or exhibits attached to this Agreement, as applicable. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires. The words “include,” “includes” and “including” are deemed to be followed by “without limitation” or words of similar import. Except where the context otherwise requires, the word “or” is used in the inclusive sense (and/or). All dollar amounts are expressed in U.S. dollars.

(b)    This Agreement is between financially sophisticated and knowledgeable parties and is entered into by the Parties in reliance upon the economic and legal bargains contained herein. The language used in this Agreement has been negotiated by the Parties and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party that prepared, or caused the preparation of, this Agreement or the relative bargaining power of the Parties.

ARTICLE II - LICENSE GRANTS AND RELATED RIGHTS

2.1    License Grant to Gritstone. Subject to the terms and conditions in this Agreement, Arbutus hereby grants to Gritstone, and Gritstone hereby accepts, an exclusive (even as to Arbutus), sublicensable (subject to Section 2.2), transferable (subject to Section 10.4) right and license under Licensed Intellectual Property to Research, Develop, Manufacture and Commercialize Products for use in the Field in the Territory. The foregoing license is subject to any non-exclusive licenses granted by Arbutus prior to the Effective Date that are expressly set forth in Exhibit E.

2.2    Sublicensing. Gritstone may grant sublicenses under Arbutus Patents licensed under Section 2.1 (with the right to sublicense through multiple tiers only as set forth in this Section 2.2); provided, however, that, in the case of sublicenses granted to Affiliates and Third Parties:

(a)    Gritstone and its Affiliates shall not grant a sublicense (and no Sublicensee shall grant a sub-sublicense) to [***];

(b)    Gritstone and its Affiliates shall not grant a sublicense (and no Sublicensee shall grant a sub-sublicense) to [***];

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)    in the case of Third Party Sublicensees, each sublicense and sub-sublicense is in writing and on terms consistent with, and subject to, the terms of this Agreement and is granted to [***];

(d)    upon termination of this Agreement, any sublicenses shall convert into a direct license from Arbutus under the terms of this Agreement; provided that the Sublicensee (i) is not then in breach of the sublicense agreement, (ii) agrees in writing to be bound to Arbutus as a licensee under the terms and conditions of this Agreement, and (iii) agrees in writing that in no event shall Arbutus assume any obligations or liability, or be under any obligation or requirement of performance that extends beyond Arbutus’ obligations and liabilities under this Agreement;

(e)    in the case of Third Party Sublicensees, Gritstone promptly provides Arbutus with a copy of the executed sublicense within [***] days following its execution or in the case of a sub-sublicense, within [***] days following Gritstone’s receipt thereof, with such reasonable redaction as Gritstone or its Sublicensee may make; provided that such redactions do not include provisions necessary to demonstrate compliance with the requirements of this Agreement; and

(f)    the grant of such sublicense shall not relieve Gritstone of its obligations under this Agreement, and Gritstone shall be responsible for any and all obligations of such Sublicensee as if such Sublicensee were “Gritstone” hereunder.

2.3    Retained Rights. Arbutus expressly retains all right, title and interest not expressly granted to Gritstone under this Article II (or otherwise under this Agreement), including, for the avoidance of doubt, (i) all rights with respect to its LNP Technology and Licensed Intellectual Property for use outside of the Field and (ii) all rights within the Field for the purpose of performing its obligations under this Agreement. Notwithstanding anything to the contrary contained herein, Arbutus is not granting to Gritstone a license, under Licensed Intellectual Property, to Research, Develop, Manufacture or otherwise improve upon the Arbutus LNPs that are not used in Products; provided, that the foregoing does not restrict Gritstone from conducting any such activities so long as it does not infringe any Arbutus Patents or use any Arbutus Confidential Information.

2.4    Rights in Bankruptcy. All licenses and rights to licenses granted under or pursuant to this Agreement by Arbutus to Gritstone are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. Gritstone, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code and, upon commencement of a bankruptcy proceeding by or against Arbutus (or any Affiliate of Arbutus that owns or Controls Licensed Intellectual Property) under the Code, Gritstone shall be entitled to a complete duplicate of, or complete access to (as Gritstone deems appropriate), any such Licensed Intellectual Property and all embodiments of such Licensed Intellectual Property.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.5    Contractors. Notwithstanding Sections 2.1 and 2.2, Gritstone may utilize Permitted Contractors to perform its obligations in accordance with this Agreement; provided that Gritstone shall not share Arbutus’ Confidential Information with any Permitted Contractor unless Gritstone and its Permitted Contractor shall have executed a binding agreement which contains obligations of confidentiality, non-use, and invention assignment consistent with and at least as protective of Arbutus’ rights as the provisions of this Agreement.

2.6    Cross License. During the Term, (a) Arbutus shall grant to Gritstone a royalty-free, non-exclusive research license under Licensed Intellectual Property as necessary for Gritstone to conduct the work described in the Research Plan and (b) Gritstone shall grant to Arbutus a royalty-free, non-exclusive research license under Gritstone IP as necessary for Arbutus to conduct the work described in the Research Plan.

ARTICLE III - SCOPE OF COLLABORATION

3.1    Joint Steering Committee.

(a)    The Parties hereby establish a joint steering committee (the “JSC”), consisting of an equal number of members appointed by each Party, which number of members shall not exceed two (2) from each Party, to oversee the conduct of activities under the Research Plan and make any amendments thereof, subject to the terms set forth herein. Each member of the JSC shall have the appropriate expertise to oversee the Parties’ performance of their respective obligations under this Agreement. The initial JSC members shall be designated by each Party within [***] days after the Effective Date. Each Party shall have the right, at any time and from time to time, to designate a replacement, on a permanent or temporary basis, for any or all of its previously designated members of the JSC. Ad hoc guests who are bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 7 may be invited to the JSC meetings.

(b)    The JSC shall meet [***] (or more frequently as the Parties may agree) on such dates and at such times as the Parties may agree; provided, however, that the first meeting of the JSC must occur within [***] of the Effective Date. The Parties shall agree in advance on a written agenda for each meeting of the JSC. The regularly scheduled JSC meetings shall take place in person or telephonically as determined by the Parties, but shall include [***]. The members of the JSC may also convene or be polled or consulted from time to time by means of telephone conference, video conference, electronic mail or correspondence and the like, as the Parties deem necessary. Minutes of any meeting of the JSC shall be promptly issued to the Parties following each meeting, and the Parties shall use Commercially Reasonable Efforts to agree as to the specific text of such minutes within [***] days of issuance.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)    JSC Disputes.

(i)    Within the JSC. All decisions within the JSC shall be made by consensus. If the JSC is unable to reach consensus on any issue for which it is responsible, within [***] days after a Party affirmatively states that a decision needs to be made, either Party may elect to submit such issue first to the Parties’ Alliance Managers and, if still unresolved, to the Parties’ Executive Officers, in accordance with subsection (ii) below.

(ii)    Referral to Alliance Managers; Executive Officers. If a Party makes an election under subsection (i) to refer a matter to the Alliance Managers, the JSC shall submit in writing the respective positions of the Parties to their respective Alliance Managers. Such Alliance Managers shall use good faith efforts to promptly resolve such matter. If the Alliance Managers are unable to reach consensus on any such matter within [***] days after its submission to them, such matter shall be escalated to the Parties’ Executive Officers. Each Party’s Alliance Manager shall submit in writing the position of the Party it represents to the Executive Officer of such Party. The Executive Officers shall use good faith efforts to promptly resolve such matter within [***] days after the Alliance Managers’ submission of such matter to them. If the Executive Officers are unable to reach consensus on any such matter within [***] days after its submission to them, the matter shall be decided by [***]; provided that no decision by [***] on such matters may require [***] to [***]. For clarity, such limitation on [***] decision-making authority shall not restrict the control of the timing of commencing, or sequencing, of any research or formulation development activities nor the reduction or increases of any FTEs working on such activities (in accordance with the Research Plan).

(d)    Each Party shall be responsible for the costs of its representatives on the JSC, including all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the JSC.

(e)    Notwithstanding anything to the contrary herein, neither the JSC nor any member of the JSC, in such capacity shall be empowered to change or waive the terms or conditions of this Agreement.

(f)    Each Party shall appoint an individual (from the Party or from an Affiliate of such Party) to act as the first point of contact between the Parties with regard to questions relating to this Agreement or the overall relationship between the Parties (each an “Alliance Manager” and collectively the “Alliance Managers”). The Alliance Managers will: (i) use good faith efforts to attend all meetings of the JSC; and (ii) facilitate the resolution of any issue on which the JSC is unable to reach consensus, in accordance with Section 3.1(c).

3.2    Research Plan. The Parties shall prepare a Research Plan (the “Research Plan”) that describes: (a) the activities to be undertaken during the Term; (b) the Party(ies) responsible for each activity; (c) the deliverables; and (d) a timeline. An initial copy of the Research Plan is

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

attached hereto as Exhibit B. The Parties may amend the Research Plan from time to time, provided that any material amendment to the Research Plan shall require the written approval of both of the Parties. Both Arbutus and Gritstone shall undertake research studies as set forth in the Research Plan.

3.3    Development Responsibilities.

(a)    Both Arbutus and Gritstone shall undertake preclinical studies and manufacturing process development work as set forth in the Research Plan. Each Party shall share with the other Party the results of the studies undertaken in accordance with the Research Plan.

(b)    Throughout the Term Gritstone shall be responsible, at its sole expense, for [***].

(c)    Subject to the Research Plan Arbutus shall:

(i)    be responsible for Manufacture of formulated material [***];

(ii)    [***];

(iii)    [***];

(iv)    [***];

(v)    [***];

(vi)    [***];

(vii)    [***]; and

(viii)    [***].

(d)    During the performance of the Research Plan, Gritstone shall reimburse Arbutus for: (i) any materials utilized during the Manufacture of any Products at cost plus [***] percent ([***]%), (ii) time spent by personnel working on Research Plan activities at the FTE Rate and (iii) all preapproved reasonable out-of-pocket expenses.

(e)    Within [***] days after each Calendar Quarter, Arbutus shall provide Gritstone with an invoice of reimbursable costs incurred while executing the Research Plan during such Calendar Quarter and Gritstone shall pay to Arbutus the invoiced amounts within [***] days of receipt thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)    Arbutus shall not, and shall cause its Affiliates to not, (i) use any Payload material provided by or on behalf of Gritstone, including any information or data generated by either Party relating thereto, (“Payload Material”) for any activity other than as set forth in this Agreement, including in the Research Plan; (ii) transfer any Payload Material to any Person without Gritstone’s prior written consent; or (iii) modify, analyze, deconstruct or reverse engineer any Payload Material to determine the structure, sequence or composition of such Payload Material (including to develop any Know How or other Intellectual Property directed to or otherwise pertaining to any Payload Material, including the chemical modification of any Payload Material embodied by such Payload Material or details of any [***] any Payload Material).

(g)    Any and all data, results, and other information generated in the performance of the Research Plan shall be Confidential Information of each of the Parties and subject to Article 7. Notwithstanding anything to the contrary in the foregoing, Gritstone is and shall at all times remain the sole and exclusive owner of all data, results and other information generated in the performance of the Research Plan by either Party to the extent such data, results, and other information relates to a Product, including any modifications to any [***] made by or on behalf of Gritstone in order to Manufacture Product(s), and such data, results and other information shall be Confidential Information of Gritstone for purposes of Article 7.

3.4    Technology Transfer.

(a)    At the request of Gritstone, but in any event no later than [***] or such other date as mutually agreed to by the Parties, Arbutus shall transfer all Manufacturing Know-How to Gritstone or a Third Party CMO designated by Gritstone and support Gritstone in the establishment and validation of an alternative facility for the Manufacture of the Product (the “Manufacturing Facility”) and in particular, Arbutus shall:

(i)    transfer to Gritstone or such CMO all tangible embodiments of all Manufacturing Know-How;

(ii)    provide Gritstone or such CMO technical assistance to implement the processes for the Manufacture of the Product, including the procurement and installation of any process and analytical equipment and, at the request of Gritstone, provide additional documentation, telephone or on-site visits; provided, however, that Gritstone shall reimburse Arbutus for all travel expenses reasonably incurred at the request of Gritstone; and

(iii)    at the request of Gritstone, provide such on-site technical assistance necessary for the installation, startup and validation of the Manufacturing Facility and Manufacture of Product.

(b)    Gritstone shall reimburse Arbutus for all preapproved travel expenses reasonably incurred at the request of Gritstone and for all such assistance under Section 3.4(a).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)    Once the technical transfer is complete pursuant to this Section 3.4, Gritstone shall assume all responsibilities for future Manufacturing of Products and Arbutus shall provide ongoing technical support [***]. Such technical transfer shall not be deemed to be complete until, without limiting the performance of any other activities in connection with such technical transfer, at least [***] successful (i.e., the manufactured Product meets the applicable specifications therefor) manufacturing runs have been conducted on [***] different occasions.

3.5    Manufacturing and Supply. Arbutus will (a) be responsible for the Manufacture of Products for [***], (b) provide associated manufacturing and analytical documentation, (c) be responsible for [***] in not later than [***] (provided that Gritstone will be responsible for the [***]), and (d) transfer, not later than [***], the [***], which will be determined by Gritstone. After successful transfer of the LNP formulation to Gritstone and/or Gritstone’s CMO, Gritstone will assume responsibilities for future manufacturing of Products; provided that Arbutus will provide ongoing technical support if requested by Gritstone.

ARTICLE IV - FINANCIAL PROVISIONS

4.1    Upfront Payment. On or before the [***] day following the date of an invoice issued on or after the Effective Date, Gritstone shall make a one-time fully-earned, non-refundable and non-creditable payment to Arbutus in the amount of US $5,000,000 as partial consideration for the rights granted under this Agreement.

4.2    Development Milestone Payments.

(a)    Subject to the terms and conditions of this Agreement (including subsection (b) below), in consideration of the grant of the license in Section 2.1, Gritstone shall pay to Arbutus the one-time Development Milestone Payments upon achievement of the corresponding development milestones (as set forth in the table in this Section 4.2(a), below, each a “Development Milestone”). Gritstone shall provide written notice to Arbutus of the occurrence of each Development Milestone within [***] Business Days of its occurrence, and pay the indicated Development Milestone payment amount (each a “Development Milestone Payment”) to Arbutus within [***] days after receipt of an invoice from Arbutus following the occurrence of the applicable Development Milestone as follows:

Development Milestone	Development Milestone Payment
Acceptance of first IND or equivalent	US $2,500,000
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)    For clarity, (i) any Marketing Authorization Approval that is obtained for [***] for which the First Marketing Authorization Approval milestone payment has been previously paid shall not be deemed to be a second or third Marketing Authorization Approval for purposes of this milestone payment section and (ii) any clinical trial required to be conducted by a Regulatory Authority after the conduct of the first Phase III Trial for a Product in order to obtain Marketing Authorization Approval for such Product shall not constitute Initiation of dosing of Second Phase III Study or Initiation of dosing of Third Phase III Study.

4.3    Commercial Milestone Payments.

(a)    Subject to the terms and conditions of this Agreement, in further consideration of the licenses and rights granted to Gritstone hereunder, upon first achievement by Gritstone, its Affiliates and/or Sublicensees of each of the commercialization milestones for Products set forth below (each, a “Commercial Milestone”), the corresponding one-time, non-refundable and non-creditable Commercial Milestone payment amounts (each, a “Commercial Milestone Payment”) shall be payable by Gritstone to Arbutus as follows:

Commercial Milestone	Commercial Milestone Payment
[***]	US $[***]
[***]	US $[***]
[***]	US $[***]

(b)    Each Commercial Milestone Payment shall be due to Arbutus solely as of the first achievement by Gritstone, its Affiliates and/or Sublicensees of the corresponding Commercial Milestone. For the avoidance of doubt (i) each Commercial Milestone Payment shall be payable only on the first occurrence of the Commercial Milestone, (ii) none of the Commercial Milestone Payments shall be payable more than once regardless of how many times such Commercial Milestone is achieved, and (iii) the total amount of payments due under Sections 4.2 and 4.3 shall not exceed US$123,500,000.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4    Royalty Payments. In consideration of the grant of the license in Section 2.1, Gritstone shall pay to Arbutus the following royalty on a Product-by-Product and country-by-country basis during the Royalty Payment Term for each Product in each country (the “Royalty”):

(a)    Gritstone shall pay to Arbutus an amount equal to [***] percent ([***]%) of Net Sales of any Product to the extent it is used in a Heterologous System; and

(b)    Gritstone shall pay to Arbutus an amount equal to [***] percent ([***]%) of Net Sales of any Product to the extent it is used in a Homologous System.

(c)    Following expiry of the Royalty Payment Term in respect of any Product or country (i) the licenses granted to Gritstone with respect to such Product and country become fully paid-up, sublicensable (subject to Section 2.2), royalty-free, exclusive, transferable, perpetual and irrevocable licenses and (ii) the obligation of Gritstone to pay any Royalties or Commercial Milestones with respect to sales of Products in such country shall terminate. Without the limiting the definition of the Royalty Payment Term, it shall be deemed to expire upon the expiration of all Valid Claims of Patents within the Licensed Intellectual Property that exist in such country and Cover the composition of matter or a method of use of such Product.

4.5    Royalty Reductions. The Royalties due and payable under Section 4.4 shall be reduced, on a country-by-country and Product by-Product basis, by an amount equal to [***] percent ([***]%) of any royalty payments made by Gritstone to Third Parties for Necessary Third Party IP; provided that in no event will the royalty payable by Gritstone to Arbutus be less than [***] percent ([***]%) of the royalties otherwise due; provided further that any amounts which may not be deducted pursuant to the preceding proviso may be carried forward and deducted in further payment periods, subject to the floor set forth in the preceding proviso.

4.6    Royalty Reports; Expense Reports; Records and Audits.

(a)    Within [***] days after the end of each [***] during the Royalty Payment Term, Gritstone shall provide to Arbutus a written report on a Product-by-Product and country-by-country basis (in electronic form) that includes, for each [***], (i) the gross invoiced sales and the Net Sales of all Products, and (ii) the calculated amount of the Royalty owed by Gritstone to Arbutus in respect of the sale of such Products.

(b)    Until the [***] anniversary of the date any book or record is created or such longer period required by Applicable Laws (the “Record Retention Period”), Gritstone shall maintain and retain complete and accurate books of account and records covering all transactions relating to payment of amounts that may be due under this Article IV. Upon the reasonable

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

advance notice of Arbutus (of at least [***] days), Gritstone shall make such books and records available for inspection and audit by Arbutus’ authorized representative (which shall be a national certified public accounting firm designated by Arbutus and reasonably acceptable to Gritstone), subject to reasonable precautions to protect the Confidential Information of Gritstone. Such examinations may not be conducted more than [***] and going back only during the Record Retention Period after receipt of the respective invoice and report. All audits must be conducted during normal business hours of Gritstone and conducted in a manner so as to minimize the impact on the normal operations of Gritstone. The accounting firm conducting any such audit must provide a report of its findings of any such audit to both Parties, may only identify in such report whether the amount of Royalties paid was correct and the actual amount of Royalties payable and may not disclose any other Confidential Information of Gritstone. The auditor’s report and all other information disclosed to the auditor or generated by the auditor in such audit shall be the Confidential Information of Gritstone. Arbutus shall pay the cost of such audits unless it discovers that Gritstone has underreported aggregate Royalties during the applicable examination period by an amount equal to or greater than [***] percent ([***]%), in which case the costs of such audit shall be borne by Gritstone. If an audit reveals an underpayment or overpayment, the Party responsible for making payment shall promptly pay to the other Party the amount of the underpayment or overpayment discovered unpaid under this Section 4.6(b), subject to Section 4.7(d).

4.7    Payment Procedure.

(a)    Remittance of payments under this Article IV shall be made by means of wire transfer of immediately available funds to a bank account designated in advance in writing by Arbutus. All amounts payable to Arbutus under this Agreement shall be paid in United States dollars. With respect to Net Sales in a currency other than U.S. dollars, the Net Sales shall be converted to U.S. dollars using Gritstone’s then current internal foreign currency translation methodology actually used on a consistent basis in preparing its audited financial statements.

(b)    Any Development Milestone Payment or Commercial Milestone Payment owed pursuant to Section 4.2 or 4.3 shall be paid by Gritstone to Arbutus within [***] days (or, in the case of Commercial Milestones, [***] days) after the occurrence of the event triggering the payment of such Milestone Payment.

(c)    Any Royalty shall accrue in accordance with Section 4.4 during the applicable Royalty Payment Term. Royalty obligations that accrue during a [***] shall be paid within [***] days after the end of such [***].

(d)    Any payments due from one Party to the other Party under this Article IV that are not paid within [***] days after the date such payments are due (and not being disputed in good faith) shall bear interest from the date such unpaid payments are due until paid in full at the lesser of: (i) [***] percent ([***]%) above the prime rate quoted by the Wall Street Journal

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(U.S., Eastern Edition) in effect on the date that such payment would have been first due, and (ii) the highest amount of interest permitted by Applicable Laws. The foregoing interest shall be in addition to any other remedies that either Party may have pursuant to this Agreement.

4.8    Taxes. Gritstone may deduct or withhold from any payments due to Arbutus amounts for payment of any withholding taxes that are required by law to be paid to any Governmental Authority with respect to such payments. Gritstone will give proper evidence from time to time as to the payment of any such tax. Gritstone is responsible for paying any local, state or federal taxes, levies or duties assessable by tax authorities in the applicable jurisdiction, excluding only taxes based on Arbutus’ net income. Arbutus will provide Gritstone all necessary documents and correspondence, and will also use reasonable efforts to provide to Gritstone any other cooperation or assistance on a reasonable basis as may be necessary to enable Gritstone to claim exemption from such deduction or withholding taxes. The Parties will cooperate with each other in seeking relief or reduction in the deduction or withholding of any tax under any double taxation or other similar treaty or agreement from time to time in force and in seeking to receive a refund of any withholding tax or to claim a foreign tax credit.

ARTICLE V - ADDITIONAL OBLIGATIONS

5.1    Obligations of Gritstone. Gritstone shall use Commercially Reasonable Efforts to Develop and Commercialize the Product(s) in the Territory.

5.2    Obligations of Arbutus. Arbutus shall provide to Gritstone relevant CMC information, non-clinical and clinical data, and non-clinical and clinical documentation in support of Marketing Authorization Approvals and applications therefor or to support responses to requests from or inquiries of Regulatory Authorities, including INDs, biologics license applications and other regulatory filings, investigational brochures, and research reports related thereto. Arbutus will also provide to Gritstone in a timely fashion, any pertinent materials and/or support required in response to Regulatory Authority requests.

5.3    Ownership of Approvals, INDs and Registration Filings. Gritstone shall be responsible for, and shall have the decision-making authority in respect of, preparing, determining final content, prosecuting and maintaining in its name INDs and any Marketing Authorization Approvals for Products in the Field under this Agreement. Gritstone shall own, in their entirety, (a) all non-clinical and clinical data and reports related to any Product, including those arising from clinical trials conducted for any Product, and (b) all Marketing Authorization Approvals and applications therefor, including INDs, biologics license applications and other regulatory filings, related thereto.

5.4    Regulatory Authority Communications. Gritstone shall be solely responsible for initiating and responding to any communications related to any Product from any Regulatory Authority, including meetings with any Regulatory Authorities, at its sole cost and expense. Arbutus shall provide any assistance reasonably requested by Gritstone in connection with the foregoing activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.5    Compliance with Law; Further Assurances. Both Arbutus and Gritstone, and their respective Affiliates, shall perform their respective obligations under this Agreement in compliance with Applicable Laws. The Parties shall cooperate with each other to provide all reasonable assistance and take all actions that are necessary to comply with any Applicable Laws in connection with their respective Regulatory Authority obligations in relation to a Product under this Agreement. In addition, the Parties shall work together in good faith to develop such necessary regulatory strategies which may be required for purposes of this Agreement.

5.6    Regulatory Authority Inspections. If a Regulatory Authority desires to conduct an inspection or audit of any facility in which any Development or Manufacturing activities are being carried out under this Agreement by or on behalf of Arbutus or any data generated in the conduct of activities under this Agreement by or on behalf of Arbutus, then (a) the Party receiving notice of such inspection or audit shall promptly notify the other Party of such inspection or audit, and (b) Arbutus shall (i) cooperate with such Regulatory Authority during such inspection or audit, (ii) immediately update Gritstone during (in the case of multi-day inspections or audits) and following such inspection or audit of any information relating to Products, (iii) promptly provide to Gritstone the inspection or audit observations of such Regulatory Authority relating to such activities or data; provided that Arbutus shall have the right to redact any material from such inspection or audit observations that do not relate to the Products, (iv) prepare the response to any such observations, (v) provide a copy of such planned response to Gritstone to the extent it relates to the Product, shall consult with Gritstone concerning the response of Arbutus to each such communication and, if such response affects the Product specifications or any Marketing Authorization Approval (or Gritstone’s obligations to comply with any legal requirements), such response shall be subject to Gritstone’s approval, and (vi) conform its activities under this Agreement to any commitments made in such a response. To the extent reasonably practicable and not otherwise prohibited by Applicable Laws, Arbutus shall permit Gritstone the opportunity to be present on-site during (but not directly participate in) any such inspection.

ARTICLE VI - INTELLECTUAL PROPERTY

6.1    Ownership.

(a)    Subject to the licenses granted by Arbutus herein and Section 6.1(d) in this Agreement, Arbutus is and shall at all times remain the sole and exclusive owner, regardless of inventorship, of all:

(i)    Arbutus Background IP,

(ii)    Arbutus’ Confidential Information,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    Intellectual Property that (A) [***] (collectively, the “Arbutus Improvement IP”), and

(iv)    Know-How Controlled by Arbutus or its Affiliates as of the Effective Date or during the Term that is directed to any aspect of LNPs, including [***], but not the Payload IP, made in the performance of activities conducted under this Agreement [***].

(b)    Notwithstanding the foregoing, (i) Arbutus Improvement IP does not include the Product IP or Payload IP or any improvements to the Gritstone Background IP, and (ii) in no event shall Arbutus seek a Patent that includes claims directed to Product IP or Payload IP or any improvements to the Gritstone Background IP. For the purpose of clarity, in no event shall Arbutus seek a patent including claims to Gritstone IP. Gritstone shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to ensure that all right, title, and interest in the Arbutus Improvement IP is effectively transferred to and held by Arbutus.

(c)    Subject to the licenses granted by Gritstone in this Agreement, Gritstone is and shall at all times remain the sole and exclusive owner, regardless of inventorship, of (i) all Gritstone Background IP, (ii) Gritstone’s Confidential Information, including Payload Material, (iii) all data, results, and other Intellectual Property generated, created, conceived or reduced to practice [***] in the performance of activities conducted under this Agreement, (A) that is an improvement, enhancement or derivative of Gritstone Background IP, including any Payload IP, and is not an improvement, enhancement or derivative of any Arbutus Background IP, and/or (B) that relates to [***], and (iv) all Product IP and Payload IP (collectively “Gritstone IP”). For the purpose of clarity, in no event shall Gritstone seek a patent including claims to Arbutus Improvement IP. Arbutus shall, and shall cause its Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to ensure that all right, title, and interest in the Gritstone IP is effectively transferred to and held by Gritstone.

(d)    Except as set forth in Section 6.1(a) - (c) above:

(i)    inventorship of Intellectual Property conceived, reduced to practice or otherwise created in the performance of activities conducted under this Agreement shall be determined by the inventorship laws of the United States; and

(ii)    all data, results and inventions generated, conceived, reduced to practice or otherwise created solely by employees, consultants, or contractors of Arbutus in the performance of activities conducted under this Agreement shall be owned by Arbutus (the “Arbutus Sole IP”).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    all data, results and inventions generated, conceived, reduced to practice or otherwise created solely by employees or Permitted Contractor of Gritstone in the performance of activities conducted under this Agreement shall be owned by Gritstone (the “Gritstone Sole IP”); and

(iv)    all data, results and inventions generated, conceived, reduced to practice or otherwise created jointly by employees, consultants, or contractors of Arbutus and by employees or Permitted Contractors of Gritstone in the performance of activities conducted under the Research Plan shall be owned jointly by the Parties (“Joint IP”); provided that Arbutus hereby grants to Gritstone, and Gritstone hereby accepts, an exclusive (even as to Arbutus), sublicensable, right and license under Arbutus’ right in any Joint IP to Research, Develop, Manufacture and Commercialize any and all cancer vaccines [***] for any use in the Territory, within the Field.

(e)    Each Party shall have an undivided interest in Joint IP, which may be sublicensed to Third Parties, and any ownership rights therein may be transferred, in whole or in part, by each Party (unless otherwise prohibited by this Agreement and subject to any licenses thereunder granted under this Agreement); provided, however, that (i) each Party agrees not to transfer any of its ownership interest in any of the Joint IP without securing the transferee’s written agreement to be bound by the terms of this Section 6.1(e) and (ii) nothing in this Article VI shall relieve a Party or its Affiliates of their obligations under Article VII with respect to Confidential Information of any Party provided by the other Party or such other Party’s Affiliates. Neither Party hereto shall have the duty to account to the other Party for any revenues or profits obtained from any transfer of its interest in, or its use, sublicense or other exploitation of, the Joint IP outside the scope of this Agreement. The provisions governing Joint IP set forth in this Section 6.1(e) shall survive the expiration or termination of this Agreement. To the extent necessary to effect the intent of this Section 6.1(e), each Party grants to the other Party a nonexclusive, royalty-free, worldwide, sublicensable license under such Party’s interest in Joint IP, and all intellectual property rights therein, to make, use, sell, offer for sale and import the relevant Joint IP, for all purposes, subject to the license and rights granted under this Agreement.

(f)    Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right, title or interest in or to any other Intellectual Property or Confidential Information of the other Party, whether by implication, estoppel or otherwise, including any items Controlled or developed by the other Party, or delivered by the other Party, at any time pursuant to this Agreement.

(g)    The Parties agree that this Agreement constitutes a joint research agreement for purposes of 35 U.S.C. §102(c).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2    Prosecution and Maintenance of Patents.

(a)    Arbutus shall have the sole right and responsibility, in its sole discretion and at its sole cost and expense, to file, prosecute, maintain or abandon patent protection in the Territory for Arbutus Patents, post-grant review and similar proceedings. Arbutus shall notify Gritstone of all material developments and all significant actions to be taken in connection with prosecuting and maintaining the Arbutus Patents that Cover any Product and provide Gritstone with copies of all material filings or responses to be made to the patent authorities with respect to such Arbutus Patents and all other material submissions and correspondence with any patent authorities regarding such Arbutus Patents in sufficient time to allow for review and comment by Gritstone. Gritstone shall offer its comments or proposals, if any, promptly, and Arbutus shall not unreasonably reject any such comments and proposals.

(b)    Gritstone shall have the sole right and responsibility, in its sole discretion and at its sole cost and expense, to file, prosecute, maintain or abandon patent protection in the Territory for any Patent that is part of the Gritstone IP, or Product IP, including patent term extensions and defending opposition, re-examination, post-grant review and similar proceedings.

(c)    Subject to Section 6.2(d), [***], by counsel it selects to whom [***] has no reasonable objection, in consultation with [***], shall be responsible for the preparation, filing, prosecution and maintenance of the Patents Covering Joint IP in the countries selected by [***] in consultation with [***]. [***] shall provide [***] with access to all substantive documentation, filings and communications to or from the respective patent offices in the Territory with respect to the Joint Patents at reasonable times and on reasonable notice of at least [***] Business Days. [***] shall confer with and keep [***] reasonably informed regarding the status of such activities.

(d)    In the event that [***] desires to abandon, withdraw or otherwise discontinue the maintenance or prosecution of the Joint Patents in the Territory, [***] shall provide reasonable prior written notice to [***] of such intention (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such Patents with the applicable patent office) and [***] shall have the right, but not the obligation, to assume, at its expense, responsibility for the prosecution and maintenance thereof.

(e)    Except as provided in Section 6.2(d), all out-of-pocket costs and expenses incurred in the preparation, filing, prosecution and maintenance of any Patent that Covers Joint IP in the Territory shall be shared equally by the Parties.

(f)    Notwithstanding the foregoing, (i) Arbutus shall not file a patent application that includes any Gritstone IP or Gritstone Sole IP and (ii) Gritstone shall not file a patent application that includes any Arbutus Background IP, Arbutus Improvement IP or Arbutus Sole IP, in each case without the other Party’s prior written consent.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.3    Third-Party Infringement of Arbutus Patents, Joint Patents, and Product Patents.

(a)    Each Party shall use reasonable efforts to promptly report in writing to the other Party during the Term any known or suspected commercially relevant infringement by a Third Party of any of the Arbutus Patents, Joint Patents, and/or Product Patents by a Third Party making, using or selling a Product (“Infringement Action”) of which such Party becomes aware and provide the other Party with all evidence in its possession supporting or relating to such infringement.

(b)    Gritstone shall have the first right to initiate an infringement or other appropriate suit with respect to infringements or suspected infringements of any of the Product Patents and/or Joint Patents by a Third Party making, using or selling a Product, or to take such other actions as Gritstone, in its sole discretion, deems appropriate with respect to such infringements or suspected infringements, all at Gritstone’s sole cost and expense, as applicable. Arbutus shall have the first right to initiate an infringement or other appropriate suit with respect to infringements or suspected infringements of any of the Arbutus Patents by a Third Party making, using or selling a Product, or to take such other actions as Arbutus, in its sole discretion, deems appropriate with respect to such infringements or suspected infringements, all at Arbutus’ sole cost and expense, as applicable. Each Party shall (i) notify the other Party promptly after initiating any such Infringement Action, (ii) consult closely with such other Party regarding all aspects of such Infringement Action, and (iii) permit such other Party to have an attorney of its own choosing participate in such Infringement Action. If a Party elects not to initiate, pursue or maintain any such Infringement Action, such Party shall provide the other Party with prompt written notice of the same and, thereafter, such other Party shall have the right, but not the obligation, to initiate, pursue or maintain any Infringement Action that such other Party deems appropriate with respect to such infringements or suspected infringements, all at such other Party’s sole cost and expense. Thereafter, such other Party shall consult closely with such Party regarding all aspects of such Infringement Action and permit such Party to have an attorney of its own choosing participate in such Infringement Action. Neither Party shall enter into any settlement or compromise in connection with an Infringement Action that would materially eliminate, diminish, or otherwise modify any right, title, or interest of the other Party in any such Patents or that would require any payments, concessions, or otherwise bind such other Party, without such other Party’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If Arbutus elects not to initiate, pursue or maintain any such Infringement Action, Arbutus shall provide Gritstone with prompt written notice of the same and, thereafter, Gritstone shall have the right, but not the obligation, to initiate, pursue or maintain any Infringement Action Gritstone deems appropriate with respect to such infringements or suspected infringements, all at Gritstone’s sole cost and expense. Thereafter, Gritstone shall consult closely with Arbutus regarding all aspects of such Infringement Action and permit Arbutus to have an attorney of its own choosing participate in such Infringement Action. Gritstone shall not enter into any settlement or compromise in connection with an Infringement Action that would materially eliminate, diminish, or otherwise modify any right, title, or interest of Arbutus in any Licensed Intellectual Property or that would require any payments, concessions, or otherwise bind Arbutus, without Arbutus’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)    Upon the request of the enforcing Party, the other Party shall cooperate with the enforcing Party in any Infringement Action by joining as a party if necessary or required by Applicable Laws.

(d)    The Parties shall share in the proceeds from any Infringement Action under Section 6.3(b), including settlements thereof (the “Proceeds”), as follows:

(i)    First, for the costs and expenses, including legal fees, that are incurred by either Party as part of, or in preparation for, the Infringement Action,

(ii)    The remainder of the Proceeds shall be treated as [***], with [***].

6.4    Defense of Claims Brought by Third Parties. Each Party shall promptly notify the other Party if it becomes aware of any claim that Gritstone’s actual use, sale or practice of Product in connection with its exercise of its license under Section 2.1 infringes, misappropriates, or otherwise violates the Intellectual Property rights of any Third Party.

ARTICLE VII - CONFIDENTIAL INFORMATION AND PUBLICITY

7.1    Non-Disclosure of Confidential Information. Each Party agrees that, for itself and its Affiliates, until the [***] anniversary of the termination or expiration of this Agreement, a Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not disclose Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below.    For the avoidance of doubt, (a) Arbutus’ Confidential Information includes LNP Technology, Arbutus Patents, Arbutus Improvement IP, and any Joint IP solely directed or relating to LNPs and (b) Gritstone’s Confidential Information includes Gritstone IP, any Joint IP solely directed or relating to Products and/or cancer vaccines [***]. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Gritstone disclose any of Arbutus’ Confidential Information to any [***], except as provided in Section 7.4.

7.2    Exceptions. The obligations in this Article VII shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent documented proof: (a) was known to the Receiving Party or its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; (b) is subsequently disclosed to the Receiving Party or its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; (c) is or otherwise becomes generally available to the public or enters the public domain, either before or after it is disclosed to the Receiving Party, and such public availability is not the result,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

directly or indirectly, of any fault of, or improper taking, use or disclosure by, the Receiving Party or its Affiliates or anyone working in concert or participation with the Receiving Party or its Affiliates; or (d) has been independently developed by employees or contractors of the Receiving Party or its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party. Notwithstanding the foregoing, (i) specific Confidential Information disclosed by a Disclosing Party shall not be deemed to be within any exceptions set forth in (a), (b), or (c) above merely because it is embraced by more general information to which one or more of those exceptions may apply, (ii) no combination of information shall be deemed to be within any such exceptions unless the combination itself and its principle of operation are within the public domain and (iii) disclosure of Confidential Information to Regulatory Authorities shall not constitute a public disclosure, unless such information is made available to the public by the Regulatory Authority (i.e., it shall remain Confidential Information after such disclosure). Even though Confidential Information may be within one of the exceptions described in the preceding sentence, the Receiving Party shall not disclose to Third Parties that the excepted Confidential Information was received from the Disclosing Party.

7.3    Permitted Uses; Protection. Confidential Information of a Disclosing Party may be used by the Receiving Party in the performance of its obligations under this Agreement, including disclosures to Permitted Contractors who are bound by enforceable confidentiality agreements with terms consistent with and at least as protective as this Article VII, as otherwise expressly authorized in this Agreement or as expressly authorized by the Disclosing Party in writing. Confidential Information that is Licensed Intellectual Property may be used by Gritstone subject to and in accordance with the provisions of this Agreement, to the extent applicable to Gritstone’s license to Licensed Intellectual Property, including the Manufacture of the Product. Each Receiving Party shall take steps to maintain the confidentiality of the Disclosing Party’s Confidential Information that are consistent with the steps it takes to maintain the confidentiality of its own Confidential Information of a similar value, but in no event less than commercially reasonable steps; provided, however, that nothing in this Agreement shall be deemed to eliminate, restrict, or otherwise limit Gritstone’s license to use such Confidential Information in accordance with the terms and conditions of this Agreement.

7.4    Permitted Disclosures. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances: (a) by either Party to comply with non-patent Applicable Laws (including any securities Applicable Laws or the rules of a securities exchange in a relevant jurisdiction) and with judicial process, if such disclosure is subject to an order of the court, or with written consent of the Disclosing Party; provided, however, that, where legally permissible, (i) the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosure sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, including seeking protective orders or injunctive relief, and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) consistent with Applicable Laws, the Disclosing Party shall have the right to suggest reasonable changes to the disclosure to protect its interests, and the Receiving Party shall not unreasonably refuse to include such changes in its disclosure; (b) by Gritstone or its Sublicensees, only as necessary in connection with the Development, Manufacture or Commercialization of Product that use or employ Licensed Intellectual Property, including labeling requirements and disclosures in connection with obtaining Marketing Authorization Approvals, so long as the Development, Manufacture or Commercialization of Product has been and is performed in a manner that complies with the terms and conditions of Gritstone’s license to such Licensed Intellectual Property and reasonable steps are taken to maintain the confidentiality of such Confidential Information even when disclosed for such purposes; (c) by either Party for customary discussions and other disclosures with and to current or prospective investors, sublicensees, collaborative partners, acquirers, merger partners, or providers of financing and their advisors, provided that such parties are bound by enforceable obligations of confidentiality consistent with and at least as protective as this Article VII; and (d) as provided in Section 7.6.

7.5    Press Release. Neither Party shall issue a press release or public announcement relating to the other Party or the collaboration activities undertaken pursuant this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that either Party may issue a press release or public announcement as required by Applicable Laws, subject to Section 7.4(a). Except as otherwise provided herein, each Party agrees not to use the name, trademark, service mark, or design registered to the other Party or its Affiliates in any publicity, promotional, or advertising material, without prior written approval of the other Party.

7.6    Securities Filings. If either Party proposes to file with the Securities and Exchange Commission, or the securities regulators of any state or other jurisdiction, a registration statement or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing not less than [***] Business Days (or such other period as is reasonable under the circumstances) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Agreement, and shall use reasonable efforts to obtain confidential treatment of any information concerning the Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information which it is advised by counsel is legally required to be disclosed. No such notice shall be required under this Section 7.6 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved in writing by the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.7    Terms of this Agreement. Except as otherwise specifically set forth in this Article VII, without the prior consent of the other Party, neither Party shall disclose any terms or conditions of this Agreement (including any schedule or exhibit hereto) to any Third Party nor make any statement to the public regarding the execution or any other aspect of the subject matter of this Agreement (including the Development or Commercialization status of Products), except: (a) to the extent such disclosure is required by Applicable Laws or stock exchange rules or regulations and, to the extent practical, the other Party is provided with the opportunity sufficiently in advance of disclosure to review such information and seek confidential treatment thereof; (b) for customary discussions and other disclosures with and to current or prospective investors, lenders, sublicensees, collaborative partners, acquirers, merger partners, or providers of financing and their advisors; or (c) either Party may use the text of a statement previously approved for public dissemination by the other Party. With respect to any disclosures made pursuant to subsection (b) above, each such Third Party recipient of Confidential Information shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Receiving Party pursuant to this Article VII.

ARTICLE VIII - INDEMNIFICATION

8.1    Arbutus Indemnification. Arbutus shall indemnify and defend Gritstone and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors and permitted assigns (the “Gritstone Indemnitees”) against and shall hold each of them harmless from any and all losses, costs, damages, fees or expenses (“Losses”) actually incurred or suffered by a Gritstone Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on: (a) [***]. The foregoing indemnification shall not apply to the extent that any Losses are due to Gritstone’s, its Affiliates’ or its Sublicensees’ [***] or [***] or are subject to Gritstone’s indemnification obligations pursuant to Section 8.2.

8.2    Gritstone Indemnification. Gritstone shall indemnify and defend Arbutus and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors and permitted assigns (the “Arbutus Indemnitees”) against and shall hold each of them harmless from any and all Losses actually incurred or suffered by an Arbutus Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on: (a) [***]; (b) [***]; or (c) [***]. The foregoing indemnification obligations shall not apply to the extent that any Losses are due to Arbutus’ or its Affiliates’ [***] or [***] or are subject to Arbutus’ indemnification obligations pursuant to Section 8.1.

8.3    Tender of Defense; Counsel. Any Person seeking indemnification under this Article VIII (the “Indemnified Party”) agrees to give prompt notice in writing to the other Party (the “Indemnifying Party”) of the assertion of any claim or the commencement of any action by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any Third Party (a “Third Party Claim”) in respect of which indemnity may be sought under this Article VIII. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification and hold harmless obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. The Indemnifying Party shall be entitled to control and appoint lead counsel reasonably satisfactory to the Indemnified Party for such defense by written notice to the Indemnified Party within [***] days after the Indemnifying Party has received notice of the Third Party Claim, in each case at its own expense; provided, however, that the Indemnifying Party must use commercially reasonable efforts to conduct the defense of the Third Party Claim in a manner designed to protect the rights of the Indemnified Parties, and otherwise conduct such defense actively and diligently, thereafter in order to preserve its rights in this regard. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the fees and expenses of one counsel retained by the Indemnified Party if: (a) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation; (b) the Third Party Claim seeks an injunction or equitable relief against an Indemnified Party or any of its Affiliates; or (c) the Indemnifying Party, as reasonably and in good faith determined by the Indemnified Party’s counsel, has failed or is failing to prosecute or defend vigorously the Third Party Claim. Each Indemnified Party shall obtain the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned, before entering into any settlement of a Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to enter into or approve any settlement of a Third Party Claim without the consent of the Indemnified Party (which may be withheld in its sole discretion), if the settlement (i) does not expressly unconditionally release all applicable Indemnified Parties and their Affiliates from all Losses with respect to such Third Party Claim, (ii) imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (iii) involves any admission of criminal or similar liability, or (iv) involves any monetary damages that may not be fully covered by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of the Third Party Claim in accordance with this Section 8.3, (1) the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate, and (2) the Indemnifying Party shall remain responsible for any Losses of the Indemnified Party as a result of such Third Party Claim. In circumstances where the Indemnifying Party is controlling the defense of a Third Party Claim in accordance with this Section 8.3, the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by such Indemnified Party. Notwithstanding anything herein to the contrary, in circumstances where there is a conflict of interest that would reasonably make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party, the Indemnified Party shall be entitled to employ separate counsel, that is reasonably acceptable to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such separate

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

counsel. Each Party shall cooperate, and cause their respective Affiliates to cooperate in all reasonable respects, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, all at the expense of the Indemnifying Party.

ARTICLE IX - TERM AND TERMINATION

9.1    Term. The term of this Agreement shall begin on the Effective Date and, unless terminated earlier as provided herein, shall continue until the last to expire Royalty Payment Term (the “Term”). Following expiry of the Royalty Payment Term in respect of any Product or country, Gritstone shall have the paid-up licenses described in Section 4.4.

9.2    Termination for Material Breach. If either Party commits a material breach of any of its obligations under this Agreement, and such breach or default continues without cure for a period of ninety (90) days after delivery by the other Party of written notice reasonably detailing such breach or default, then the other Party shall have the right to terminate this Agreement, with immediate effect, by giving written notice to the breaching Party. The Parties shall retain all rights and remedies (at law or in equity) in respect of any breach hereof. Notwithstanding anything to the contrary in this Section 9.2, above, if the allegedly breaching Party disputes in good faith the existence or materiality of such breach and provides notice to the other Party of such dispute within such cure period, such other Party will not have the right to terminate this Agreement in accordance with this Section 9.2 unless and until it has been determined in accordance with Section 10.7 that this Agreement was materially breached by the allegedly breaching Party and failed to cure such breach within the applicable cure period or that the terminating Party has a basis for such termination in accordance with this Agreement.

9.3    Termination at Will. Gritstone shall have the right to terminate this Agreement at any time in its sole discretion for any reason or no reason at all by giving sixty (60) days’ advance written notice to Arbutus.

9.4    Termination for Safety, Efficacy, or Regulatory Reasons. Notwithstanding Section 9.3, Gritstone may terminate this Agreement in its entirety or on a Product-by-Product or country-by-country basis by providing written notice to Arbutus if, (i) prior to Regulatory Approval of a Product in the Field in such country, Gritstone determines in good faith, using reasonable preclinical and/or clinical judgment that there are material concerns regarding the safety of any Product (a “Safety Failure”); (ii) a Product fails to substantially achieve any of the primary or secondary efficacy endpoints (including [***]) of any preclinical or clinical trial involving the Product (an “Efficacy Failure”); or (iii) any Regulatory Authority takes any action, or raises any objection, that [***]; provided, however, that Gritstone acts in good faith in making such determination and reasonably consults with Arbutus prior to terminating this Agreement due to a Safety Failure or Efficacy Failure.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.5    Termination for Gritstone’s Abandonment. If Gritstone or its Affiliates or Sublicensees fail to undertake any material Research, Development, Manufacturing, or Commercialization activity in respect of any Product for a period greater than [***] (excluding any time spent waiting on any notification from a Regulatory Authority related thereto), Arbutus shall have the right to request a meeting with Gritstone to discuss in good faith whether Gritstone has abandoned the Research, Development, Manufacture or Commercialization of the Product. Following such meeting, if the Parties are unable to reach agreement on the foregoing, subject to completion of any dispute resolution process initiated by Gritstone pursuant to Section 10.7, Arbutus may terminate this Agreement upon completion of such dispute resolution process if it has been determined thereunder that Gritstone has failed to undertake any such Research, Development, Manufacturing, or Commercialization activity.

9.6    Challenges of Arbutus Patents. If Gritstone or any of its Affiliates or Sublicensees directly or indirectly and voluntarily commences or participates in any Challenge of any of the Arbutus Patents, Arbutus shall have the right to give notice to Gritstone (which notice must be given, if at all, within ninety (90) days after Arbutus’ CEO or General Counsel first learns of the foregoing) that the licenses granted by Arbutus to Gritstone hereunder to such Arbutus Patent(s) shall terminate ninety (90) days following Gritstone’s receipt of such notice, and, unless Gritstone or its Affiliates or Sublicensees, as applicable, withdraw or cause to be withdrawn all such Challenge(s) within such ninety (90)-day period, such licenses to such Arbutus Patent shall so terminate; provided that, if such action, proceeding or assertion is made by a Sublicensee, the license shall only terminate with respect to the sublicense granted to such Sublicensee; provided further that, if such Challenge is brought by a Sublicensee, Arbutus may not so terminate this Agreement if Gritstone has terminated all sublicenses granted to such Sublicensee hereunder within ninety (90) days after Gritstone has received written notice from Arbutus of such Challenge. For the purpose of this Section, “Challenge” means any challenge to the validity or enforceability of the applicable Arbutus Patent, including by (a) filing a declaratory judgment action in which the applicable Arbutus Patent is alleged to be invalid or unenforceable, (b) becoming party to an interference with the applicable Arbutus Patent pursuant to 35 U.S.C. §135 or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against the applicable Arbutus Patent, or petitioning for any form of administrative or judicial (or arbitration) review of the applicable Arbutus Patent, including post-grant review, inter partes review, or opposition proceedings; provided, however, that the term Challenge shall not include arguments, or any other statements or allegations, made by or on behalf of Gritstone, its Affiliate, or its Sublicensee that (i) distinguish the inventions claimed in patents or patent applications owned or controlled (except by virtue of this Agreement) by Gritstone, its Affiliate, or its Sublicensee from those claimed in the Arbutus Patents (A) in the ordinary course of ex parte prosecution of such patents or patent applications owned or controlled by Gritstone, its Affiliate, or its Sublicensee, including any reissue or reexamination patents or patent applications or (B) in inter partes, post grant review proceedings, oppositions, nullity proceedings, reissue proceedings, reexamination proceedings, and other similar proceedings before the U.S. Patent & Trademark

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Office or other agency or tribunal in any jurisdiction, or in any arbitration or litigation, wherein such patents or patent applications owned or controlled by Gritstone, its Affiliate, or its Sublicensee have been challenged; or (ii) are made in connection with a response to a claim or allegation that Gritstone, its Affiliate, or its Sublicensee, or any of their respective direct or indirect customers infringes or may infringe any Patents Controlled or enforceable by Arbutus, its Affiliates, or any of their respective successors or assigns. Neither Gritstone’s, its Affiliates’, a Sublicensee’s, or any of their employees’ participating in or appearing in any such action, proceeding or claim as a result of receiving a subpoena or other court order requiring such participation or appearance shall give rise to a right for Arbutus to terminate as set forth in this Section 9.5.

9.7    Rights in Bankruptcy. Each Party (the “Insolvent Party”) shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a general assignment for the benefit of its creditors. To the extent permitted by Applicable Laws, if the applicable circumstances described above shall have continued for ninety (90) days undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement upon written notice to the Insolvent Party at any time. If Arbutus is the Insolvent Party, the rights and remedies granted to Gritstone (as the Solvent Party) pursuant to this Section 9.6 shall be in addition to, and not in lieu of, Gritstone’s rights and remedies under Section 2.4.

9.8    Consequences of Expiration or Termination; Survival.

(a)     Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to or upon such expiration or termination, and the provisions of Sections 2.4, the second sentence of 5.3, 6.1, 6.2, 9.7, 9.8, 9.9, and 10.2–10.16 and Article I (Definitions), Article VII (Confidential Information and Publicity) (for the term set forth in Section 7.1), and Article VIII (Indemnification) shall survive any expiration or termination of this Agreement.

(b)    Notwithstanding anything to the contrary contained herein, if, prior to the First Commercial Sale of any Product, Gritstone terminates this Agreement pursuant to Section 9.3 (Termination at Will) but not, for clarity Section 9.4 (Termination for Regulatory or Technical Reasons), in addition to the effects of termination set forth in this Section 9.8, Gritstone shall pay Arbutus [***] dollars ($[***]).

(c)    On the effective date of termination of this Agreement between the Parties, each Party shall promptly return to the other Party all written Confidential Information of the other Party, and all copies thereof (except for one archival copy to be retained solely for the purpose of confirming which information to hold in confidence hereunder and any backup copies generated by such Party’s information technology systems).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)    In the event this Agreement is properly terminated in accordance with its terms, then the license granted under Section 2.1 shall terminate upon the effective date of such termination, subject to Section 2.2(d). The termination by Arbutus of the rights granted to Gritstone under Section 2.1 in respect of any specific Product(s) in any specific country(ies) shall be without prejudice to:

(i)    Any sublicenses that survive in accordance with Section 2.2(d);

(ii)    Arbutus’ right to receive all payments from Gritstone accrued under this Agreement as of the effective date of termination, which, costs shall include Arbutus’ reasonable and necessary non-cancelable obligations to Third Parties actually incurred by Arbutus in the performance if its obligations under this Agreement prior to the date of notice of termination; and

(iii)    Arbutus’ right to receive within [***] days after the effective date of such termination, a written report from Gritstone detailing the amount of Product(s) that Gritstone, its Affiliates, Sublicensees and sub-Sublicensees then have completed on hand, the sale of which would, but for the termination, be subject to Royalty.

9.9    Remedies. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it shall have no adequate remedy at law, the other Party may suffer irreparable damage and, accordingly, may be entitled to injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, in addition to any other remedy they might have at law or at equity. In the event of a breach or threatened breach by a Party of any such provision, the other Party shall be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which the other Party may be entitled in law or equity.

ARTICLE X - MISCELLANEOUS

10.1    Representations and Warranties.

(a)    Mutual Representations, Warranties, and Covenants. Each Party hereby represents, warrants, and covenants to the other Party that:

(i)    as of the Effective Date, it is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted, to own and use its assets in the manner in which its assets are currently owned and used, and to enter into and perform its obligations under this Agreement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)    as of the Effective Date, the execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Party and its Board of Directors or other governing body and no consent, approval, order or authorization of, or registration, declaration or filing with any Third Party or Governmental Authority is necessary for the execution, delivery or performance of this Agreement;

(iii)    as of the Effective Date, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to (A) Applicable Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) Applicable Laws governing specific performance, injunctive relief and other equitable remedies;

(iv)    such Party shall perform its obligations herein in compliance with all Applicable Laws; and

(v)    neither such Party nor any of its Affiliates or their employees have ever been, and neither such Party nor any of its Affiliates shall use any individual in the performance of Research and Development of Products under this Agreement that has been (A) convicted of a crime for which a Person can be debarred under Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992 or under 42 U.S.C. Section 1320-7 or (B) sanctioned by, suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in federal procurement or non-procurement programs. If at any time this representation and warranty is no longer accurate, Arbutus or Gritstone, as the case may be, shall immediately notify the other of such fact.

(b)    Arbutus Representations, Warranties, and Covenants. Arbutus hereby represents, warrants, and covenants to Gritstone that:

(i)    as of the Effective Date, it is entitled to grant the rights and licenses granted to Gritstone under this Agreement, and is not currently bound by any agreement with any Third Party, or by any outstanding order, judgment, or decree of any court or administrative agency, that restricts it in any way from granting to Gritstone the rights and licenses as set forth in this Agreement;

(ii)    as of the Effective Date, Arbutus has no knowledge that the Manufacture, use, sale and import of Licensed Intellectual Property, including as may be used in a Product, infringes, misappropriates or otherwise violates any issued Patent or other Intellectual Property right of any Third Party anywhere in the Territory;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)    neither Arbutus nor any of its Affiliates has assigned, transferred, conveyed or otherwise encumbered, nor during the Term shall assign, transfer, license, convey or otherwise encumber, its right, title and interest in the Arbutus Patents, Confidential Information and other Licensed Intellectual Property either owned by or exclusively licensed to Arbutus as of the Effective Date in a manner that conflicts with any rights granted to Gritstone hereunder;

(iv)    Arbutus has not, and shall not following the Effective Date (A) grant any rights that are inconsistent with the rights granted to Gritstone herein or (B) take any action that would prevent it from granting the rights granted to Gritstone under this Agreement, or that would otherwise materially conflict with or adversely affect Gritstone’s rights under this Agreement;

(v)    Attached hereto as Exhibit A is a complete and accurate list of all published and issued Arbutus Patents owned by Arbutus or any of its Affiliates as of the Effective Date. None of Arbutus nor its Affiliates own any right, title or interest (including any option to obtain the same) in or to any Patents, Know-How or Materials that both (A) are [***] to Commercialize LNPs, and (B) do not constitute “Arbutus Patents” [***]. There are no Patents licensed to Arbutus under the UBC Agreement, other than the Excluded Arbutus Patents. [***];

(vi)    as of the Effective Date, all Licensed Intellectual Property is Controlled by Arbutus, other than commercially available software and commercially available laboratory materials. Following the Effective Date, Arbutus will not enter into any agreement with any Affiliate or Third Party that would conflict with the grant of the licenses and other rights to Gritstone hereunder to the Licensed Intellectual Property, and Arbutus will not use any technology in the performance of activities under this Agreement that would infringe any of the Excluded Arbutus Patents;

(vii)    Arbutus has not received any written notice of, and is not aware of, any claims or allegations that a Third Party has any right or interest in or to any Arbutus Patent or any other Licensed Intellectual Property or that any Third Party claims or allegations that the Arbutus Patents are invalid or unenforceable;

(viii)    Arbutus has not received, nor is it aware of, any claims or allegations that practice of the Licensed Intellectual Property infringes or misappropriates any Intellectual Property rights of any Third Party;

(ix)    Arbutus has no knowledge of any infringement by any Third Party of any of the Arbutus Patents as of the Effective Date;

(x)    all inventors of any inventions included within the Licensed Intellectual Property Controlled by Arbutus as of the Effective Date have assigned their entire right, title, and interest in and to such inventions and the corresponding Arbutus Patents to Arbutus;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to Arbutus’ knowledge, no person, other than those persons named as inventors on any Arbutus Patents, is, or has alleged to Arbutus to be, an inventor of the invention(s) claimed in such Arbutus Patents; and with respect to all Arbutus Patents as of the Effective Date to Arbutus’ knowledge: (A) each has been prosecuted in material compliance with all applicable rules, policies, and procedures of the U.S. Patent & Trademark Office and (B) each is subsisting and in good standing;

(xi)    as of the Effective Date, to Arbutus’ knowledge, the Licensed Intellectual Property does not include any trade secrets that have been misappropriated from any Third Party or obtained in breach of any contractual obligation of Arbutus or its employees to a Third Party;

(xii)    to Arbutus’ knowledge, there is no material prior art or any other fact that would likely render the claims in the Arbutus Patents issued as of the Effective Date unpatentable, invalid, or unenforceable in whole or in part; and

(xiii)    any and all materials provided to Gritstone under this Agreement will, at the time of delivery to Gritstone meet the applicable mutually agreed upon specifications therefor, manufactured and tested in accordance with Applicable Laws, including GLP if applicable.

(c)    Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY INTELLECTUAL PROPERTY, PRODUCTS, GOODS, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OR VALIDITY OF PATENTS WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY PRODUCT PURSUANT TO THIS AGREEMENT SHALL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY SUCH PRODUCT SHALL BE ACHIEVED.

10.2    Force Majeure. A Party shall neither be held liable or responsible to any other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, power shortage or failure, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or any acts, omissions or delays in acting by any Governmental Authority or any other Party, and such affected Party promptly begins performing under this Agreement once such causes have been removed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3    Consequential Damages. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT, AND THE ACTIVITIES CONTEMPLATED HEREBY, FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE AND REGARDLESS OF THE CAUSE OF ACTION FROM WHICH THEY ARISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.3 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OF A PARTY OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE VII.

10.4    Assignment; Change of Control.

10.4.1    Neither Party shall assign or transfer any of its rights and obligations hereunder without the prior written consent of the other Party, except (a) to a purchaser of all or substantially all of the assets or business of such Party to which this Agreement relates, or to the Successor resulting from any Change of Control, or (b) to an Affiliate; provided, however, that (i) such assignment to an Affiliate shall not relieve such Party of its obligations herein, and (ii) in each case, the assigning Party shall provide the other Party with written notice of such assignment or transfer within [***] days after such assignment or transfer. Any purported transfer or assignment in contravention of this Section 10.4.1 shall, at the option of the non-assigning Party, be null and void and of no effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

10.4.2    From and after an Arbutus Change of Control Event, (a) [***], (b) [***], (c) notwithstanding anything to the contrary in Section [***], [***], and (d) [***].

10.5    Notices.

Notices to Gritstone shall be addressed to:

Gritstone Oncology, Inc.

5858 Horton Street, Suite 210

Emeryville, CA 94608

Attn: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025 U.S.A.

Attn: [***]

Facsimile: [***]

Notices to Arbutus shall be addressed to:

Arbutus Biopharma Corporation

100-8900 Glenlyon Parkway

Burnaby, B.C.

Canada V5J 5J8

Attention: President & CEO

Facsimile: [***]

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attention: [***]

Facsimile: [***]

Any Party may change their address by giving notice to the other Parties in the manner provided in this Section 10.5. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent via a reputable international express courier service, or (c) sent by facsimile transmission, with a copy by regular mail. The effective date of the notice shall be the actual date of receipt by the receiving party.

10.6    Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as the agent for the other Party.

10.7    Governing Law; Dispute Resolution.

(a)    This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York, excluding its conflicts of laws principles.

(b)    The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the Term that relate to a Party’s rights or obligations hereunder. In the event of the occurrence of any such dispute, the Parties shall first have such dispute referred to their respective executives designated below for attempted resolution by good faith negotiations

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

within [***] days after such notice is received. If the matter is not resolved within such [***] days, either Party shall thereafter have the right to pursue any and all other remedies available at law or in equity, subject to this Section 10.7. For clarity, any disputes, controversies or differences arising from the JSC shall be resolved solely in accordance with Section 3.1.

(c)    The Parties consent to the exclusive jurisdiction of the Federal courts and the State courts of the State of New York, in each case, located in the borough of Manhattan, City of New York for any action referenced in Section 10.7(b) THE PARTIES HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN SUCH ACTIONS.

10.8    Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of the relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, provided that the Parties, shall negotiate in good faith a modification of this Agreement with a view to revising this Agreement in a manner that reflects, as closely as is reasonably practicable, the commercial terms of this Agreement as originally signed.

10.9    No Implied Waivers. The waiver by any Party of a breach or default of any provision of this Agreement by any other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

10.10    Headings. The headings of articles and sections contained in this Agreement are intended solely for convenience and ease of reference and do not constitute any part of this Agreement, or have any effect on its interpretation or construction.

10.11    Entire Agreement; Amendment. This Agreement (along with the attachments) contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede and replace any and all previous or contemporaneous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof and thereof, excluding the Mutual Non-Disclosure Agreement entered into by Arbutus and Gritstone on January 5, 2017, which shall survive with respect to any Confidential Information disclosed thereunder prior to the Effective Date. This Agreement (including the attachments hereto) may be amended only by a writing signed by each of the Parties.

10.12    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.13    No Third-Party Beneficiaries. Except as expressly contemplated herein, no Third Party, including any employee of either Party, shall have or acquire any rights by reason of this Agreement.

10.14    Further Assurances. Each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions.

10.15    Performance by Affiliates. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder, and Affiliates of a Party are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and the relevant Party shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

10.16    Counterparts. This Agreement may be executed in any number of counterparts in original or by facsimile or PDF copy, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, authorized representatives of Gritstone, ABUS and Protiva have executed and delivered this Agreement effective as of the Effective Date.

GRITSTONE ONCOLOGY, INC.

By:	/s/ Andrew R. Allen
Name: Andrew R. Allen Title: President & CEO

PROTIVA BIOTHERAPEUTICS INC.

By:	/s/ Mark J. Murray
Name: Mark J Murray Title: President and CEO

By:	/s/ Bruce Cousins
Name: Bruce Cousins Title: Executive Vice President & CFO

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ Mark J Murray
Name: Mark J Murray Title: President and CEO

By:	/s/ Bruce Cousins
Name: Bruce Cousins Title: Executive Vice President & CFO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Arbutus Patents

[***]

[***] Twenty-five pages have been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Research Plan

[***]

[***] Eleven pages have been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Excluded Patents

[***]

[***] Seven pages have been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.

Exhibit D

LNP Competitor

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E

Non-Exclusive Patents

[***]

[***] Twenty-four pages have been omitted and filed separately with the Securities and Exchange Commission.

Confidential treatment has been requested with respect to the omitted portions.